EXHIBIT 5

            SIXTH AGREEMENT OF AMENDMENT, made as of January 1, 1995, by and among the parties to the Fourth Amended and Restated Agreement of Limited Partnership, made as of January 1, 1991, as heretofore amended (as amended, the "Limited Partnership Agreement") of Glickenhaus & Co., a New York limited partnership (the "Partnership").

                                   RECITALS

            The parties hereto wish to amend the Limited Partnership Agreement to reflect the withdrawal of Robert F. Santoro and Arthur M. Winston as General Partners and the admission of Robert F. Santoro as a Special Limited Partner and certain other changes necessitated thereby.

            1. SCHEDULE A of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

            "SCHEDULE A

            Name and Address

            Seth M. Glickenhaus
            100 Dorchester Road
            Scarsdale, NY 10583

            Alfred Feinman
            82 Lincoln Avenue
            Purchase, NY 10577

            Steven B. Green
            5 Deborah Court
            Woodcliff Lake, NJ 07675

            Jeffrey L. Lederer
            823 Park Avenue
            New York, NY 10021.".

            2. Schedule C of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

            "SCHEDULE C"

            Richard R. Freedman
            50 White's Hill Lane
            Fairfield, CT 06430

            George R. Hinman
            10 Indian Chase Road
            Greenwich, CT 06830


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            James R. Vaccacio
            2 Alice Avenue
            Merrick, NY 11566

            Robert F. Santoro
            8 Meyer Road
            Edison, NJ 08817.".

            3.  Paragraph 6.1 of Article VI of the Limited
Partnership Agreement is hereby amended in its entirety as follows:

                  "The following amounts shall be paid as annual salaries and shall be payable whether or not there are Partnership Profits:

                  (1)   Seth M. Glickenhaus           $150,000
                  (2)   Steven B. Green               $150,000
                  (3)   Alfred Feinman                $150,000
                  (4)   Jeffrey L. Lederer            $150,000.".

            4.  Paragraph 7.3(a)(2)(iii) of Article VII of the
Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                  "(iii) Investment Management Profits remaining shall be allocated among the Partners listed below in the following percentages:

                  Seth M. Glickenhaus                             %
                  Sarah B. Glickenhaus                            %
                  Nancy Brody Pier                                %
                  James M. Glickenhaus                            %
                  Steven B. Green                                 %
                  Jeffrey L. Lederer                              %
                                                            100.00%

            5. Paragraph 7.3(c)(ii) of Article VII of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                  "(ii) Other Partnership Profits remaining shall be allocated among the Partners set forth below in the following percentages (collectively, the "Percentage Interests", individually, a "Percentage Interest", with respect to any General Partner, a "General Partner Percentage Interest", and, with respect to all General Partners, collectively, the "General Partner Percentage Interests"):


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                  Seth M. Glickenhaus                             %
                  Sarah B. Glickenhaus                            %
                  Nancy Brody Pier                                %
                  James M. Glickenhaus                            %
                  Steven B. Green                                 %
                  Alfred Feinman                                  %
                  Jeffrey L. Lederer                              %
                                                            100.00%.".

            6.  As herein modified, the Limited Partnership
Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of January 1, 1995.

                                                             GENERAL PARTNERS:


                                                       /s/ SETH M. GLICKENHAUS
                                                           Seth M. Glickenhaus


                                                            s/s ALFRED FEINMAN
                                                                Alfred Feinman


                                                           /s/ STEVEN B. GREEN
                                                               Steven B. Green


                                                        /s/ JEFFREY L. LEDERER
                                                            Jeffrey L. Lederer



                                                             LIMITED PARTNERS:


                                                      /s/ SARAH B. GLICKENHAUS
                                                          Sarah B. Glickenhaus


                                                          /s/ NANCY BRODY PIER
                                                              Nancy Brody Pier


                                                      /s/ JAMES M. GLICKENHAUS
                                                          James M. Glickenhaus




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                                                      SPECIAL LIMITED PARTNERS


                                                       /s/ RICHARD R. FREEDMAN
                                                           Richard R. Freedman


                                                          /s/ GEORGE R. HINMAN
                                                              George R. Hinman


                                                         /s/ JAMES R. VACCACIO
                                                             James R. Vaccacio


                                                         /s/ ROBERT F. SANTORO
                                                             Robert F. Santoro



                                                                   WITHDRAWING
                                                             GENERAL PARTNERS:


                                                         /s/ ROBERT F. SANTORO
                                                             Robert F. Santoro


                                                         /s/ ARTHUR M. WINSTON
                                                             Arthur M. Winston


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